Exhibit 14.1 Ivanhoe Electric Inc. Code of Business Conduct and Ethics BACKGROUND Page 2 of 12 Ivanhoe Electric Code of Business Conducts and Ethics The Ivanhoe Electric Inc. (“Ivanhoe”) Code of Business Conduct and Ethics (“Code”) applies to all “Covered Persons,” which includes all directors, officers, employees, and authorized representatives of Ivanhoe and its subsidiaries, as well as Ivanhoe’s consultants, contractors, and advisors. This Code reflects our commitment to a culture of honesty, integrity, accountability and respect for the communities in which Ivanhoe operates. This Code is designed to:  promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;  promote full, fair, accurate, timely, and understandable disclosure in periodic reports and documents that Ivanhoe files with, or submits to, any stock exchange and in other public communications made by Ivanhoe;  promote compliance with applicable stock exchanges on which Ivanhoe is listed and governmental laws, rules, and regulations;  promote prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and  ensure accountability for adherence to the Code. This Code also outlines the basic principles and policies with which every Covered Person at Ivanhoe is required to comply. We require the highest standards of professional and ethical conduct from each of our Covered Persons. Our reputation for honesty and integrity is important for the success of our business, and violations of laws or regulations or any unscrupulous dealings will not be tolerated. We aim for our business practices to be compatible with and sensitive to the economic and social priorities of each location in which we operate. Although customs may vary from country to country, and ethical standards may vary in different business environments, honesty and integrity are integral to the carrying out of our business activities. While this Code sets forth policies and guidelines to address many aspects of Ivanhoe’s business, every situation cannot reasonably be addressed in this Code. Therefore, in addition to conforming to the Code, Covered Persons are expected to seek guidance in any case where they consider there may be a question about compliance with the letter or spirit of our policies and applicable laws. This Code sets forth general principles and does not supersede specific policies and procedures that are in effect. This Code will be reviewed periodically by Ivanhoe’s board of directors (the “Board”) and supplemented and/or adjusted from time to time as may be required. SPECIFICS OF CODE Ivanhoe Electric Code of Business Conducts and Ethics Page 3 of 12 1. Compliance with Laws, Rules and Regulations We have a responsibility to monitor all legal boundaries and comply with all applicable laws, rules, and regulations in all of our activities, regardless of where they take place. Compliance with the letter and spirit of all laws, rules, and regulations applicable to our business is important for our reputation and continued success. We must respect and obey the local laws of the jurisdictions in which we operate and take steps to avoid even an appearance of impropriety. Officers, employees, and authorized representatives who fail to comply with our Code, Policies, Standards, Guidelines or applicable laws will be subject to disciplinary measures, up to and including termination from Ivanhoe. Any questions about compliance with this Code should be addressed to your supervisor, the General Manager or Ivanhoe’s Corporate Secretary. 2. Conflicts of Interest A conflict of interest occurs when a Covered Person’s private interest (or the interest of a member of their family) interferes, or appears to interfere, in any way with the interests of Ivanhoe as a whole. A conflict of interest could arise when:  a Covered Person (or a member of their family) takes action for their direct or indirect benefit, or the direct or indirect benefit of a third party, which is inconsistent with, or may be harmful to, the interests of Ivanhoe;  a Covered Person (or a member of their family) takes actions or has interests that may make it difficult to perform their work for Ivanhoe objectively and effectively; or  a Covered Person (or a member of their family) receives improper personal benefits as a result of their position in Ivanhoe. Loans by Ivanhoe to, or guarantees by Ivanhoe of obligations to, a Covered Person (or a member of their family) are of special concern and may constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by Ivanhoe to, or guarantees by Ivanhoe of obligations to, any director or officer (or a member of their family) of Ivanhoe are expressly prohibited. Activities that could give rise to conflicts of interest by Covered Persons are prohibited unless specifically approved by the Board. Where a conflict involves a director, such as having an interest in a material contract or material transaction involving Ivanhoe, that director is required to disclose their interest to the Board and vote on the matter only once such conflict has been disclosed. As it is not always clear whether a conflict of interest exists, Covered Persons should seek a determination and prior authorization or approval from the Chief Executive Officer, Chief Operating Officer, General Manager or Corporate Secretary. Covered Persons that are directors and officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee of the Board. Ivanhoe Electric Code of Business Conducts and Ethics Page 4 of 12 3. Corporate Opportunities Each Covered Person owes a duty to Ivanhoe to advance Ivanhoe’s interests whenever an opportunity to do so arises. Each Covered Person is prohibited from taking, for themselves personally (or for the benefit of friends or family members), opportunities that arise through the use of Ivanhoe’s assets, property, information or position, and from using Ivanhoe’s assets, property, information or position for personal gain. In those cases where the Board has, after receiving the necessary information concerning such opportunity and receiving the advice of legal counsel, if required, confirmed that Ivanhoe has relinquished its interest in an opportunity in compliance with applicable corporate laws, rules and regulations, a Covered Person may pursue such corporate opportunity. A director with an interest in a corporate opportunity being considered by the Board shall refrain from voting at the Board meeting considering such opportunity. If employees have any doubts about whether any activities they are contemplating violate this requirement, they must refer the issues to the Chief Executive Officer, Chief Operating Officer, General Manager, or Corporate Secretary. 4. Confidentiality Covered Persons must maintain the confidentiality of information entrusted to them by Ivanhoe or by its customers, suppliers or partners, or that otherwise comes into their possession in the course of their work, except when disclosure is expressly authorized or is required or permitted by law. The obligation to preserve confidential information continues even after a Covered Person leaves Ivanhoe. A Covered Person who has received or has access to confidential information should take care to keep this information confidential. In addition, because we interact with other companies and organizations, there may be times when you learn confidential information about other companies before that information has been made available to the public. You must treat this information in the same manner as you are required to treat our confidential information. There may even be times when you must treat as confidential the fact that we have an interest in, or are involved with, another company. Every Covered Person has a duty to refrain from disclosing to any person confidential or proprietary information about Ivanhoe or any other company learned in the course of the Covered Person’s employment or providing services for Ivanhoe until that information is disclosed to the public through approved channels. This Code requires you to refrain from discussing confidential or proprietary information with outsiders and even with other employees, consultants, and contractors of Ivanhoe, unless those persons have a legitimate need to know the information in order to perform their job duties. You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as memos, notebooks, mobile devices, computer storage devices, and laptop computers, must be stored securely. Unauthorized posting or discussion of any information on the Internet concerning Ivanhoe’s business, information, or prospects is prohibited. Discussions about Ivanhoe’s business, information, or prospects via social media, in any chat room, or via other digital formats must be conducted in compliance with our social media policy. Be cautious when discussing sensitive information in public places like elevators, airports, restaurants, and

Ivanhoe Electric Code of Business Conducts and Ethics Page 5 of 12 quasi-public areas in and around our place of business. All Ivanhoe emails, voicemails, and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of Ivanhoe except where required for legitimate business purposes. This policy regarding confidentiality is in addition to the requirements of any confidentiality agreement you may have with Ivanhoe. 5. Protection and Proper Use of Company Assets Each Covered Person should endeavor to protect Ivanhoe’s assets and ensure their efficient use. Theft, embezzlement, carelessness and waste have a direct impact on Ivanhoe’s operational and financial success. Any suspected incidents of fraud, embezzlement, or theft should be immediately reported to a supervisor or a member of Ivanhoe’s management for investigation. Ivanhoe’s assets, such as funds, data, products or computers, may be used only for legitimate business purposes or other purposes approved by Ivanhoe’s management. These assets may never be used for illegal purposes. The obligation to protect Ivanhoe’s assets includes Ivanhoe’s proprietary information. Proprietary information includes any information that is not generally known to the public or would benefit our competitors. Examples of proprietary information include exploration data and results, project studies, intellectual property, business and marketing plans and employee information. The obligation to preserve proprietary information continues even after Covered Persons no longer work for Ivanhoe or otherwise affiliated with Ivanhoe. 6. Insider Trading Covered Persons who have access to material non-public information are not permitted to use or share that information for securities trading purposes or for any other purpose except to conduct our business. All material non-public information about Ivanhoe or about companies with which we do business is considered confidential information. To use material non-public information in connection with buying or selling securities, including “tipping” others who might make an investment decision on the basis of this information, is both unethical and illegal. Covered Persons must exercise the utmost care when handling material non-public information. Ivanhoe has adopted a separate policy on insider trading that applies to all Covered Persons. Covered Persons should consult Ivanhoe’s policy on insider trading for more specific information on the definition of “material non-public information” and on the prohibition on insider trading, as well as information on trading “blackouts,” which prohibit trading in Ivanhoe’s securities during certain periods. Covered Persons are also reminded that any proposed transaction by them in Ivanhoe securities must be pre-cleared with the Corporate Secretary or Chief Financial Officer prior to execution. Ivanhoe Electric Code of Business Conducts and Ethics Page 6 of 12 7. Compliance with Environmental Laws Ivanhoe is sensitive to the environmental consequences of its activities, which it strives to mitigate. Ivanhoe and its Covered Persons will comply with all applicable environmental laws and regulations within all jurisdictions in which it operates. Ivanhoe will endeavor to restore areas disturbed by its activities to a state generally equivalent to that which existed prior to the conduct of Ivanhoe’s exploration and mining activities. If any officer, employee or authorized representative has any doubt as to the applicability or meaning of a particular environmental law or regulation as it applies to Ivanhoe, the individual should discuss the matter with his or her supervisor, the General Manager, the Chief Executive Officer, or Chief Operating Officer. 8. Respect for Communities and Local Customs Ivanhoe has the privilege of operating in a diverse range of local communities globally and is committed to the support of, and appreciation for, the customs and traditions of these communities. All Covered Persons are expected to show respect for the culture and people of the communities in which they work and to observe project-specific best practices when visiting Ivanhoe’s work sites. Under no circumstances may a Covered Person:  engage in unauthorized hunting and fishing, the collection or possession of plants or animals, or trespass upon holy or sacred sites, including those honoring ancestry, unless such Covered Person is a national acting in accordance with applicable laws or has been provided with customary authorization;  pay or hire people from local communities to provide sexual services of any kind or engage in or counsel any form of sexual exploitation;  purchase or possess archeological or sacred artifacts (if such an artifact or site is encountered during operations, work at the specific location should be halted, a supervisor informed, and instructions sought); or  purchase precious stones or metals for personal use, unless such purchase is made from an authorized vendor who holds a valid license from the relevant government department or agency. If any Covered Person has any doubt as to the customs or practices of a particular community or jurisdiction, the individual should discuss the matter with his or her supervisor, the Chief Executive Officer, Chief Operating Officer or General Manager. 9. Equal Opportunity We believe that diversity and inclusion are essential to fostering innovation, creativity, and growth. Our leadership team is committed to fostering a culture of inclusion and ensuring that diversity is integrated into our business strategies and practices. We are committed to creating a workplace where everyone feels valued, respected, and empowered to Ivanhoe Electric Code of Business Conducts and Ethics Page 7 of 12 contribute their best work.  We strive to create a welcoming environment where all employees feel included, respected, and valued, regardless of their background, identity, or beliefs.  We provide equal opportunities for employment, advancement, and development to all individuals, regardless of race, ethnicity, gender, age, religion, disability, or sexual orientation, ancestry, national origin, citizenship, genetic information, military status, or any other status or characteristic protected by law.  We align our recruiting and workforce retention practices to reflect the communities we serve.  We maintain a zero-tolerance policy for any form of discrimination, harassment, or retaliation. Any concerns or complaints will be taken seriously and addressed promptly.  We provide ongoing training and development opportunities to educate our employees about diversity and inclusion and to promote a culture of respect and understanding. 10. Human Rights Ivanhoe is committed to respecting and promoting human rights in all aspects of our business operations. We believe that every individual is entitled to be treated with dignity and respect and we are dedicated to promoting and protecting human rights in all our business activities. By adhering to these principles, we strive to create a positive and respectful environment for all Covered Persons.  We uphold and respect internationally recognized human rights standards and principles, including those outlined in the Universal Declaration of Human Rights.  We prohibit discrimination based on race, color, gender, age, religion, nationality, sexual orientation, disability, or any other characteristic.  We promote a safe and healthy working environment for all employees. We comply with all relevant health and safety laws and regulations and continually seek to improve our safety standards.  We support fair labor practices to help ensure that all employees are treated fairly and compensated appropriately. We do not tolerate any form of forced labor, child labor, or exploitation.  We respect the rights of employees to freely associate and collectively bargain. We support open communication and dialogue between employees and management.  We are committed to protecting the privacy and confidentiality of our employees' and customers' personal information. We adhere to all relevant data protection laws and regulations.  We provide training and resources to our employees to raise awareness about human rights to ensure that these principles are integrated into our daily operations. Ivanhoe Electric Code of Business Conducts and Ethics Page 8 of 12 11. Anti-Harassment Ivanhoe’s employees have the right to work in an environment that is free from intimidation, harassment, and abuse. At Ivanhoe, we are committed to providing a work environment free of unlawful harassment of any kind. Verbal or physical conduct by any employee that harasses another or disrupts another’s work performance or creates an intimidating, offensive, abusive, or hostile work environment will not be tolerated. Our anti- harassment policy applies to all persons involved in the operation of the Company and prohibits unlawful harassment by any employee. In addition, unwelcome sexual advances, requests for sexual favors, and other unwelcome verbal or physical conduct of a sexual nature are specifically prohibited. Employees are encouraged to help each other by speaking out when a co-worker’s conduct makes them or others uncomfortable and are responsible for promptly reporting harassment when it occurs. Ivanhoe has internal complaint procedures to immediately address and undertake an effective, thorough, and objective investigation. If an employee believes that he/she has been unlawfully harassed, they should submit a written complaint to their manager, the Chief Executive Officer, Chief Operating Officer, or Human Resources as soon as possible after the incident. If it is determined that unlawful harassment has occurred, effective remedial action will be taken. Any employee determined by Ivanhoe to be responsible for unlawful harassment will be subject to appropriate disciplinary action, up to and including termination. 12. Health and Safety All Covered Persons are responsible for maintaining a safe workplace by diligently following health and safety rules and best practices. Ivanhoe is committed to keeping its workplaces free from unnecessary hazards and effectively managing health and safety risks. To protect the health and safety of all individuals at Ivanhoe’s various work sites, illegal drugs and alcohol are strictly banned from any of Ivanhoe’s projects. Covered Persons must report to work free from the influence of any substance that could jeopardize the safe and effective conduct of work activities. Ivanhoe has implemented a policy prohibiting the use of drugs and alcohol in the workplace that provides further guidance on the prohibition of use of drugs and alcohol. The possession of unauthorized weapons is strictly prohibited in the workplace. Any accidents, injuries, unsafe equipment, practices or conditions should be immediately reported to a supervisor or other designated person. If anyone subject to this Code has any doubt about the applicability or meaning of a particular health or safety regulation, the individual should discuss the matter with a supervisor, the Chief Executive Officer, Chief Operating Officer or General Manager. 13. Transportation and Road Safety As part of Ivanhoe’s commitment to safe work environments, Covered Persons are expected to observe safe-driving rules, including established speed limits, when operating

Ivanhoe Electric Code of Business Conducts and Ethics Page 9 of 12 vehicles on or off project property. Covered Persons operating company vehicles are not permitted to transport anyone who is not also a Covered Person, or otherwise authorized. Personal use of Ivanhoe vehicles is not permitted unless prior written authorization is obtained. 14. Financial and Business Disclosure and Accuracy of Company Records and Reporting Honest and accurate recording and reporting of information is critical to our ability to make responsible business decisions and to meet our reporting obligations to our stakeholders, as well as our reporting obligations to the stock exchanges on which Ivanhoe’s securities are listed, as well as the appropriate regulators. This includes Ivanhoe’s accounting and financial reporting and ongoing disclosure requirements under applicable corporate, anti- corruption, securities and stock exchange laws, rules and regulations. Ivanhoe’s accounting and other records are relied upon to produce reports for Ivanhoe’s management, stockholders, creditors, governmental agencies and others. Specifically, Ivanhoe's periodic reports and other documents filed with the appropriate securities commissions, including all financial statements and other financial information, must comply with applicable federal, provincial and other securities laws and regulations. Full, fair, accurate, timely and understandable disclosure in reports and other documents that we may file with, or submit to, securities regulators, stock exchanges on which Ivanhoe’s securities are listed, as well as in public communications is critical for Ivanhoe to maintain its reputation and to comply with its obligations under applicable corporate and securities laws, and to meet the expectations of our stockholders and other members of the investment community. In preparing such accounts, reports and documents and other public communications, the following guidelines should be adhered to:  all accounting records, and the reports produced from such records, must be in accordance with applicable laws;  all accounting records must fairly and accurately reflect all transactions or occurrences to which they relate;  no accounting records should contain any intentionally false or misleading entries;  no transactions should be intentionally misclassified as to accounts, departments or accounting periods;  no information should be concealed from Ivanhoe’s independent public accountants; and  compliance with Ivanhoe’s system of internal controls is required. If any Covered Person has concerns or complaints regarding accounting or auditing issues, the individual is encouraged to submit those concerns to the Chair of the Board or the Corporate Secretary in writing, by telephone (1-844-680-3966) or online using Ivanhoe’s confidential whistleblower reporting system (ivanhoeelectric.ethicspoint.com). Business records and communications often become public through legal or regulatory investigations, or the media. We should avoid exaggeration, derogatory remarks, legal Ivanhoe Electric Code of Business Conducts and Ethics Page 10 of 12 conclusions or inappropriate characterizations of people and companies. This applies to communications of all kinds, including e-mail and informal notes or inter-office memos. Records must be retained in strict accordance with Ivanhoe’s records retention policy and should be destroyed only as and when permitted under that policy. 15. Use of E-Mail and Internet Services E-mail systems and Internet services are provided to help Covered Persons perform assigned work. Incidental and occasional personal use is permitted, but never for personal gain or any improper purpose. Covered Persons should not access, send or download any information that could be insulting, offensive or defamatory to another person, such as sexually explicit messages, ethnic or racial slurs or other messages that could be viewed as harassment. Messages, including voicemail, and computer information (including records of websites visited) are considered the property of Ivanhoe and Covered Persons should not have any expectations of privacy related to their use of Ivanhoe property. Unless prohibited by law, Ivanhoe reserves the right to access and disclose this information as necessary for business purposes. Covered Persons should use good judgment and not exchange messages or access or store any information that they would not want to be seen or heard by other individuals. 16. Gifts and Entertainment; Fair Dealing Business gifts and entertainment are customary courtesies designed to build goodwill among business partners. These courtesies include such things as meals and beverages, tickets to sporting or cultural events, discounts not available to the general public, travel, accommodation and other merchandise or services. In some cultures, gifts and entertainment play a significant role in establishing and maintaining business relationships. However, problems may arise when such courtesies compromise, or may appear to compromise, a person’s ability to make objective and fair business decisions. The same rules apply to Covered Persons offering gifts and entertainment to our various business associates. Covered Persons should avoid offering or receiving any gift, gratuity or entertainment that might be perceived as unfairly influencing a business relationship. Special laws apply to benefits, including gifts, given to or for the benefit of public officials. For that reason, under no circumstances should any gift, gratuity or entertainment be offered or given to a public official without prior consultation with the Chief Executive Officer, Chief Operating Officer, General Manager, or Corporate Secretary, who, with the advice of counsel, as necessary, will determine acceptability from both a legal and a corporate policy point of view. See “Payments to Domestic and Foreign Officials,” below. The value of all gifts should be nominal with respect to frequency and amount. Gifts that are repetitive, no matter how small, may be perceived as an attempt to create an obligation to the giver and therefore are inappropriate. Similarly, business entertainment should be moderately scaled and intended only to facilitate business goals. If Covered Persons are having difficulty determining whether a specific gift or entertainment item lies within the bounds of acceptable business practice, they should consult their supervisor Ivanhoe Electric Code of Business Conducts and Ethics Page 11 of 12 and ask themselves whether or not the gift or item is legal, business related, moderate and reasonable, whether or not public disclosure would embarrass Ivanhoe, and whether or not there is any pressure to reciprocate or grant special favors. Each Covered Person must also deal fairly with Ivanhoe's customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing their job. No Covered Person may take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts or any other unfair dealing practice. 17. Payments to Domestic and Foreign Officials All Covered Persons must comply with all applicable laws and regulations prohibiting improper payments or other contributions or benefits to domestic and foreign public officials, including, but not limited to, Foreign Corrupt Practices Act of 1997 (United States) and the Corruption of Foreign Public Officials Act (Canada), the U.K. Bribery Act, and the Organization for Economic Cooperation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as each may be amended from time to time (collectively, the “Acts”). While the Acts are not identical, the Acts generally make it illegal for a person, in order to obtain or retain business or to gain a business advantage, directly or indirectly, to offer or agree to give or offer loans, rewards, cash or other payments or benefits of any kind to foreign public officials or to any person for the benefit of public officials. Foreign public officials include persons holding legislative, administrative or judicial positions with a foreign state or a subdivision of that state, persons who perform public duties or functions for a foreign state (such as persons employed by boards, commissions or government- owned or -controlled corporations), officials and agents of international organizations, foreign political parties and candidates for office. Covered Persons shall not offer or pay bribes, kickbacks, or other similar payments to any person, organization, or government official to secure improper advantages. This includes a prohibition on facilitating payments intended to expedite or secure performance of a routine governmental action, even in location where such activity may not violate local law. Any payment to a public official, directly or indirectly, including so-called facilitation payments, are prohibited. Any Covered Person who has any questions about the application of this policy to any particular situation should promptly report the matter to the Chief Executive Officer, Chief Operating Officer, General Manager, or Corporate Secretary, who will then seek legal advice whenever there is a reasonable belief that a violation of the Acts has occurred or may occur, and will determine acceptability from a legal and a corporate policy point of view, and any appropriate accounting treatment and disclosures that are applicable to the particular situation. Violation of any of the Acts is a criminal offense, which could subject Ivanhoe to substantial fines and other penalties and any Covered Person to imprisonment and/or fines. Violation of this policy may result in disciplinary actions up to and including discharge from Ivanhoe. Violations of this policy also may constitute violations of law and may result in civil or criminal penalties to Covered Persons, their supervisors, and Ivanhoe. Ivanhoe Electric Code of Business Conducts and Ethics Page 12 of 12 18. Reporting of any Illegal or Unethical behavior Ivanhoe is strongly committed to conducting its business in a lawful and ethical manner. Covered Persons are expected to report all known and suspected violations of this Code promptly by one of the following methods: to their respective supervisors, to the Chief Executive Officer, Chief Operating Officer, General Manager, Corporate Secretary, and in the case of an Ivanhoe director, the Chair of the Board. Reports may also be made confidentially through Ivanhoe’s established whistleblower reporting system, including its confidential online whistleblower portal (ivanhoeelectric.ethicspoint.com). Covered Persons may choose to remain anonymous in reporting possible violations of this Code and all reports will remain confidential. It is unacceptable for a person to file a report knowing it to be false. Ivanhoe prohibits retaliatory action against any Covered Person who, in good faith, reports a possible violation of this Code. All concerns will be taken seriously and handled promptly, professionally and as confidentially as possible. Anyone who attempts to retaliate against another Covered Person for reporting known or suspected violation of law or this Code is in violation of this Code and subject to disciplinary action, up to and including termination. Retaliation also may be a violation of the law, and as such, could subject the offender to personal liability. 19. Compliance Procedures This Code cannot, and is not intended to, address all of the situations Covered Persons may encounter. There will be occasions when circumstances not explicitly covered by corporate policy may arise and a judgment as to the appropriate course of action will have to be made. In those circumstances, or if Covered Persons have any questions concerning their obligations under this Code, we encourage them to use their common sense and to contact their supervisors or a member of senior management for guidance. Senior management are encouraged to consult with the Chief Executive Officer, Chief Operating Officer, General Manager, or Corporate Secretary. Directors are encouraged to consult directly with the Chair of the Board. Ivanhoe must ensure prompt and consistent action against violations of this Code. If Covered Persons fail to comply with this Code or applicable laws, rules or regulations, Ivanhoe will take such preventative or disciplinary measures as it deems appropriate, including, but not limited to, reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of the law, notification of appropriate governmental authorities. Violations of this Code also may constitute violations of the law and may result in civil or criminal penalties for Covered Persons and Ivanhoe. 20. Amendment, Modification and Waivers of the Code of Business Conduct and Ethics The Code may be amended or modified by the Board and waivers may be granted by a majority vote of the independent directors of the Board, subject to disclosure and other provisions of applicable securities legislation and the requirement of the stock exchanges on which Ivanhoe’s securities are listed. Amendments Approved by the Board of Directors on August 7, 2024